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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Varco International, Inc. for the registration of $200,000,000 Senior Notes due 2011 and to the incorporation by reference therein of our report dated January 26, 2001, with respect to the consolidated financial statements and schedules of Varco International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP

July 18, 2001

Houston, Texas